Exhibit 10.3
AMENDMENT NO. 2 to
Professional Services Agreement for
CITY CENTER PROJECT
Demolition
RFP #03/04-109
     THIS AMENDMENT NO. 2 to the Professional Service Agreement for the City Center Project (RFP No. 03/04-109) is entered into by and between the WEST PALM BEACH COMMUNITY REDEVELOPMENT AGENCY (“CRA”) and REPUBLIC-WPB LLC. (the “Developer”).
     WHEREAS, the CRA and Developer entered into a Professional Services Agreement for the Programming Phase (Phase 1) of the City Center Project, dated October 26, 2004 (the “Agreement”) pursuant to which the Developer has proceeded in a timely manner; and
     WHEREAS, the CRA and Developer amended the Agreement by Amendment No. 1 for the schematic design phase, dated March 28, 2005 (collectively, the “Agreement”);
     WHEREAS, the CRA and Developer are in the process of negotiating a contract for the complete scope of development services necessary to plan and build the City Center Project (the “Project”), but it has been determined to be in the best interests of the CRA and the Project to proceed with the demolition of the existing structures on the Site so that the Project remains on schedule; and
     WHEREAS, pursuant to that certain Consent to Assignment of Agreement dated December 19, 2005 among CRA, Former Developer and Republic Property Limited Partnership (the “Partnership”), CRA consented to the assignment and transfer by the Former Developer of all of its rights and obligations under the Agreement to the Partnership and/or its wholly-owned subsidiary, and accordingly the Agreement has been assigned and transferred to, and assumed by, Republic-WPB LLC, a wholly-owned subsidiary of the Partnership through Republic Property TRS, LLC as a permitted assignee;
     NOW, THEREFORE, in consideration of the mutual promises contained herein, the CRA and the Developer desire to enter into Amendment No. 2 to the Agreement, the terms of which follow:
1. Recitals. Developer and CRA hereby acknowledge and agree that the recitals set forth in this Amendment are true and correct and are incorporated herein as though set forth in their entirety.
2. Agreement. All references to “Agreement” shall mean the terms and conditions contained in the Professional Services Agreement for the Programming Phase (Phase 1) of the City Center Project, dated October 26, 2004, as amended by Amendment No. 1 dated March 28, 2005 and this Amendment (the “Agreement”). All defined terms in this Amendment shall have the same meaning of the term as established in the Agreement.
3. Scope of Work.
     3.1 The Scope of development services under this Amendment consists of all work in the prosecution and proper completion of the demolition and partial preparation of the Site,

including the following work to be performed on the City block bounded by Banyan Boulevard on the North; Dixie Highway on the East; Clematis Street on the South; and Quadrille Blvd on the West (the “Site”) and as further described in the demolition proposal prepared by Developer’s contractor, consisting of 8 pages, attached hereto as Exhibit A and incorporated herein (the “Work” or “Services”). In the event of any conflict or inconsistency, Exhibit A shall govern:
•	Demolition and removal of the D&D Center including slab

•	Demolition and removal of five one-story CBS buildings including slabs (401, 411, 417, 419, 421, 423 and 435 Clematis Street)

•	Foundations demolished and removed down to top of pile cap for all buildings (D&D, 401, 4111, 417, 419, 421, 435)

•	Removal of all asphalt parking areas and alley ways (asphalt only)

•	Demolition and removal of all roofing materials

•	Demolition and removal of six grease traps

•	Removal, containerization and disposal of all mercury containing fixtures, including fluorescent bulbs, fixture ballasts, batteries and thermostat switches

•	Asbestos abatement, removal and disposal for all buildings (D&D, 401, 411, 417, 419, 421, 423, 435)

•	Protection of existing trees in right-of-way areas

•	Rough grade the Site

•	Haul off and legally dispose of all debris (includes all applicable fees)

•	Installation and maintenance of 6 ft. temporary fencing with vehicle access gates around the Site through Project completion

•	Daily clean-up of streets and adjacent areas

•	MOT plans/Signage flagmen for temporary lane closures

•	Necessary engineering or architectural services
     3.2 All existing trees within the right-of-way shall be protected as best as practicable, and not relocated.
     3.3 Developer shall, upon commencement of Site mobilization, install and maintain a continuous 6’-0” high chain-link fence with vehicle access gates as required around the Site to protect the general public from entering the Developer’s work area, which fence shall remain throughout the course of the Project.
     3.4 Time is of the essence and the Work must cause minimal disruption to businesses in the adjacent areas and be performed in an expedited highly coordinated manner.
     3.5 The Scope of Work shall also include all miscellaneous and ancillary items necessary to complete the Work including, all mobilizations and demobilizations, all labor, supervision, servicing, taxes, bonds and insurance, traffic control, security, protecting the existing landscaping, dewatering, miscellaneous costs, general conditions, mark-ups, overhead and profit.
     3.6 The Developer is responsible for coordinating the disconnection and relocation of Florida Power & Light (“FPL”) services which will be performed by FPL, the costs of which shall be paid by the CRA outside of the GMP.
     3.7 The CRA is responsible for coordinating the City of West Palm Beach so that the City provides temporary water for the Work from an existing meter.

     3.8 The CRA is responsible for disconnecting and capping all City utility services to the Site.
     3.9 The CRA shall be responsible for all necessary permit fees, including demolition permit fees, building permit fees for the demolition, right-of-way permit fees or any impact fees or utility fees.
     3.10 The Scope of Work specifically excludes the items listed on Exhibit A, attached hereto and incorporated in this paragraph.
4. Contract Time. Developer shall commence the Work upon issuance of a Notice to Proceed, which shall not be dated later than April 1, 2006, and shall complete all Work within Fifty-Four (54) calendar days of the date of the Notice to Proceed (the “Contract Time”).
5. Budget for Work. The CRA has budgeted and appropriated funds for the Work in the following amounts:

Demolition / Work	$802,711.00	Lump Sum
Engineering/Architectural services	35,000.00	Allowance
Miscellaneous Expenses	20,000.00	Allowance

Contingency (6%)	51,463.00	Allowance

Developer’s Fee	36,366.96
Budget	$945,540.96
6. Guaranteed Maximum Price. Developer will accept as full compensation for all Work detailed in Section 3 and Exhibit A of this Amendment an amount guaranteed not to exceed the Budget for Work detailed in Section 5 of this Amendment, or the sum of Nine Hundred Forty-Five Thousand Five Hundred Forty and 96/100 Dollars ($945.540.96) (“Guaranteed Maximum Price”).
7. Costs of Work.
     7.1 Subject to Article 3.1 above, Costs of Work shall mean costs incurred by Developer in the proper performance of the Scope of Work for Development Services, as defined in Section 1 and Exhibit A, and included in the Guaranteed Maximum Price, and including all costs directly incurred in the performance of the Work for the benefit of the Work, including:
(a)	Wages paid for labor to perform the Work.

(b)	Payments to Contractor and Sub-Contractors for Work.

(c)	Cost of all materials, supplies and equipment, including costs of transportation and reasonable storage thereof.

(d)	Cost including transportation, maintenance and storage of all materials, supplies, equipment, temporary facilities and tools not owned by the workmen;

(e)	Rental charges and all service fees on all necessary machinery and equipment.

(f)	Cost of the premiums and all related expenses for all insurance and cost of premiums for the performance and payment bonds which the Developer will be required to procure which are specifically attributable to the Work.

(g)	Sales, use, gross receipts or similar taxes related to allowable direct costs of the

Work imposed by any governmental authority, and for which the Developer is liable.

(h)	Debris hauling, removal and disposal.

(i)	Costs for security fencing for the materials, installation and maintenance.

(j)	An allowance for necessary costs for engineering or architectural services to complete the Work.

(k)	An allowance for miscellaneous expenses for travel, printing and Administrative Expenses or Other Expenses.

(l)	A contingency not to exceed Fifty-One Thousand Four Hundred Sixty-Three and 00/100 Dollars ($51,463.00) for the purpose of defraying the expenses due to unforeseen circumstances relating to construction, as set forth in Article 10.3.
     7.2 Cost of Work shall not include:
(a)	All items excluded on Exhibit A;
(b)	Extra costs not approved by CRA.
8. Developer’s Fee. The Developer will be paid, as part of the Guaranteed Maximum Price, a fee equal to Four Percent (4%) of the Guaranteed Maximum Price, or Thirty-Six Thousand Three Hundred Sixty-Six and 96/100 Dollars ($36,366.96), for services related to the Work under this Amendment. In the event the final completion date is extended, regardless of whether delay is caused by any act or neglect of the City or is attributable to the City, the Developer’s sole and exclusive remedy is an extension of the completion date, and the Developer is not entitled to monetary sums or an adjustment to the contract price.
9. Team. The parties hereby agree that the firm of Catalfumo Construction, Ltd., will act as the Developer’s Contractor for the Work under this Amendment and that Developer intends to enter into a contract with Catalfumo Construction to provide general contracting services for the Project as a member of Developer’s team. As such, Developer covenants not to self perform any work to be performed by a licensed contractor.
10. Payment Procedure.
     10.1 Developer’s invoices shall be directed to: City of West Palm Beach — Accounts Payable, PO Box 3366, West Palm Beach, FL 33402-3366. Developer’s invoice shall reference: RFP# 03/04-109. The City will not be responsible for any delay in payment at the City if Developer submits its estimate and invoice to any other address. Payment will be made in accordance with the Local Government Prompt Payment Act. (F.S. 218.70, et seq.).
     10.2 Payment. Upon completion of the Work and all of the following items, Contractor may submit its invoice:
1.	Notarized and corporate sealed Final Release of Liens from all sub-contractors and suppliers.

2.	Notarized and corporate sealed Final Release of Liens from Contractor.

3.	Consent of surety for final payment.

4.	Execution of all outstanding change orders.
The making and acceptance of the final payment shall constitute a waiver and release of all claims by the Contractor, except those previously made timely in writing and still unsettled.

     10.3 Contingency/ Allowances. The Contingency and allowance amounts included in the Budget for Work and Guaranteed Maximum Price includes an agreed sum as contingency and/or allowance for the purpose of defraying the expenses due to unforeseen conditions, or material cost escalations, extra work and circumstances, including but not limited to protection of trees, capping of existing water and sanitary services, refrigerant recovery, and other unforeseen expenses. Developer will be required to furnish documentation evidencing expenditures charged to contingency and/or allowances prior to the release of final payment by the CRA. All uncommitted contingency or allowance funds will be returned to the CRA at completion via a deductive change order.
     10.4 Withheld Payments. The CRA may withhold payment to such extent as may be necessary to protect CRA if:
(a)	Defective work or material is not remedied.

(b)	Claims filed or reasonable evidence indicating public filing of claims by third parties against the Developer or its Contractor.

(c)	Failure of the Developer or its Contractor to make payments to sub-contractors or for material or labor.

(d)	Damage to another contractor or the Project.

(e)	Developer is in default of any contract provision.

(f)	CRA has reasonable doubt that the Work can be or will be completed within the schedule or for the balance of the Guaranteed Maximum Price which remains unpaid.

(g)	Developer or its Contractor’s insurance coverage lapsed.

(h)	Any bond claims are filed against the bonds
     10.5 The provisions of the Local Government Prompt Payment Act, Section 218.70 et seq, Fla. Stat., are incorporated by reference herein. The Act provides payment due dates, interest and payment dispute resolution.
11. Site Condition. It is understood and agreed that the Developer and its Contractor has, by careful examination, satisfied themselves as to the nature and location of the Work, the conformation of the ground, the character, quality and quantity of the materials to be encountered, the character of the equipment and facilities needed preliminary to and during the prosecution of the Work, and the general and local conditions. Execution of this Contract by the Developer is a representation that the Developer or its Contractor has visited the Site, reviewed any design criteria furnished by CRA, become generally familiar with local conditions under which the Work is to be performed and correlated personal observations with the Work requirements. Developer deems both its inspection of the Site and review of information furnished by CRA to be an adequate investigation. Developer represents that the Work is consistent, practical, feasible and can be completed within the scheduled contract time. Developer affirmatively covenants that it has observed no defects or discrepancies in the plans, specifications or Site and that if during performance of the Work any discrepancies, defects, etc., are discovered by or made known to Developer or its Contractor, it shall immediately communicate same to the CRA. Subject to Article 10.3 above, Developer’s failure to assess the Site conditions will not relieve it from the responsibility for properly estimating the costs and schedule of performing the Work.

12. Work Area
     12.1 Developer shall confine its office, storage, assembly, equipment and parking to the Site. Should Developer find it necessary to use any additional land outside the Work Site for any purpose, Developer shall, at its expense, provide for the use of any such additional land.
     12.2 Developer shall provide, at all times, as part of the Work, clean and adequate sanitary facilities within the Project area for use by Developer’s workers.
13. Dust Control. The Developer shall, as part of the GMP, performcode-required or industry-accepted methods of dust control suitable for the area involved.
14. Pollution Control. Developer shall, at its expense, perform its Work so as not to discharge into the atmosphere, any body of water, the ground or groundwater, from any source, smoke, dust or other contaminants in violation of the laws, rules and regulations of all federal, state and local air and water pollution requirements. Developer shall, at its expense, provide suitable facilities to prevent any such discharges. Developer shall immediately report to CRA and appropriate authorities any spill of contaminant.
15. Debris Disposal. All debris shall be legally disposed of at licensed disposal site(s) or recycling facilities.
16. Clean Up. The Developer shall provide daily clean up of the Work area. Cleanup shall include, but not be limited to, removal of trash, construction debris, excavated materials and materials generated as a result of the demolition, from the sidewalks, curbs and gutters, roadway and areas adjacent to the Work area.
17. Explosives and Hazardous Materials. Developer shall obtain all required federal, state and local permits and licenses and shall be responsible for the safe and proper handling, transportation, storage and use of any explosive or hazardous material brought onto or encountered with in the Site. The Developer will notify the CRA immediately if explosive or hazardous materials are encountered on the Site. Developer shall maintain and post as necessary, Material Hazard Data Sheets for all applicable hazardous materials used in the course of the Work. In the event that hazardous material is improperly handled or stored by the Developer or its sub-contractors, which results in contamination of the Site, Developer shall immediately notify the CRA and the appropriate governmental authority and shall take whatever action is necessary or desirable to remediate the contamination at the Developer’s sole cost and expense. Developer shall indemnify and hold harmless the CRA from any expense, action or liability resulting from such contamination and remedial actions.
18. Right-of-Way Permit; Traffic Plans. The Developer shall obtain a City of West Palm Beach right-of-way permit for each required road closure. As part of the requirements of the permit, the Developer shall submit for CRA’s review and approval, signed and sealed detailed Maintenance of Traffic (MOT) plans for each closure.
19. Safety. The Developer shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the Work. Developer will provide to each worker on the job site the proper safety equipment for the duties being performed by the worker and will not permit any worker on the job site who fails or refuses to use the safety equipment. The Developer shall provide and maintain all necessary watchmen, barricades, warning lights, and signs and take all necessary precautions for the protection of all persons involved in the

Work, the public, and all employees or representatives of CRA. All Work and all equipment, machinery, materials and tools shall be in compliance with and conform to all applicable laws, ordinance, rules and regulations.
20. Changes in the Work.
     20.1 The CRA may order written additions to or deductions from the Work. All changes in the Work not covered by an authorized contingency shall be authorized by Change Order signed by the CRA and Developer before the change is implemented. The CRA’s Project Manager will have authority to make minor changes in the Work not involving extra cost or contingency, and not inconsistent with the purpose of the Work.
     20.2 If the Developer believes that a variation or change justifies a modification in the Guaranteed Maximum Price, the Developer may submit a written request for change order at its expense. If a request for change order is made, the Developer is not authorized to vary the Work unless a written Change Order is issued by the CRA. No change order shall be valid unless executed by the authorized signatory of the CRA and Developer. The Developer shall notify the CRA within forty-eight (48) hours of any occurrence which, in the opinion of the Contractor, entitles it to an adjustment of the price or a time extension. For the purposes of this paragraph, a day shall be defined as any business day of twenty-four hours, Monday through Friday, excluding holidays. The CRA may execute a change order authorizing any changes in the Work, adjustments in the price and extensions of time. Subject to the exception in Section 20.5(d), agreement on any Change Order shall constitute a final settlement and release by Developer of all matters relating to the change in the Work which is the subject of the Change Order, including, but not limited to, all direct and indirect costs associated with such change and any and all adjustments to the Guaranteed Maximum Price and the Contract time.
     20.3 Subject to Article 20.5(d) below, the Developer expressly acknowledges that commencing work without a written Change Order executed by CRA and Developer in advance of commencement of Work waives any claim by Developer to additional contract sums or time.
     20.4 At Owner’s request, a bond rider from the Surety increasing the penal sum of the Bond shall be submitted to the City with each change order that increases the Guaranteed Maximum Price.
     20.5 The increase or decrease in the Guaranteed Maximum Price resulting from a change in the Work shall be determined in one or more of the following ways:
(a)	by mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation by the CRA;

(b)	by unit prices stated in the Developer’s Proposal or subsequently agreed upon;

(c)	by cost and a mutually acceptable fixed or percentage fee; or

(d)	by the following method:

If Developer and the CRA cannot agree on the adjustment, Developer shall promptly proceed with the Work involved only with written approval by the City, with each party expressly reserving their contractual and legal rights. The cost of such Work shall then be determined on the basis of the reasonable expenditures and savings of those performing the Work attributed to the change. However, in the event a Change Order is issued under these conditions, the CRA’s Project Manager will establish an estimated cost of the Work and the Developer shall not perform any Work whose cost exceeds that estimate without prior written approval by the City. In such case, the Developer shall keep and present, in such form as the City may prescribe, an itemized accounting together with appropriate supporting data of the increase in the Cost of the Work. The amount of decrease in the Guaranteed Maximum Price to be allowed by the Developer to the City for any deletion or change which results in a net decrease in cost will be the amount of the actual net decrease.
21. Concealed Conditions. If concealed conditions are encountered in the performance of the Work below the surface of the ground, or if unknown physical conditions below the surface of the ground are concealed, or if unknown conditions in an existing structure of an unusual nature, differing materially from those ordinarily encountered and generally recognized as inherent in Work of the character provided for in this Amendment are encountered, the Guaranteed Maximum Price and the Contract Time may be equitably adjusted by Change Order upon a request for Change Order in accordance with Section 20.
22. Emergencies. In any emergency affecting the safety of persons or property, the Developer shall act at its discretion, to prevent threatened damage, injury or loss. Any increase in the Guaranteed Maximum Price or extension of time claimed by the Developer on account of emergency work shall be determined as provided in Section 20.
22. Performance and Payment Bonds.
     22.1. In accordance with the provisions of Section 255.05, Florida Statutes, the Developer shall cause the Contractor to provide to the CRA, on forms furnished by the CRA consistent with AIA A-317, a 100% Performance Bond and Payment Bond (collectively, the “Bond”) in an amount not less than the contract amount for the construction work to be performed by Contractor by a Surety Company acceptable to CRA. The Bond shall incorporate by reference the terms of this Amendment. In all respects, the CRA shall be designated in writing the Surety by way of a Rider as a Dual Obligee on such Bond.
     22.2. To be acceptable to CRA, a Surety Company shall comply with the following provisions:
(a)	The Surety Company shall have a currently valid Certificate of Authority, issued by the State of Florida Department of Insurance, authorizing it to write surety bonds in the State of Florida.

(b)	The Surety Company shall have currently valid Certificate of Authority issued by the United States Department of Treasury under Sections 9304 to 9308 of Title 31 of the United States Code.

(c)	The Surety Company shall be in full compliance with the provisions of the Florida Insurance Code.

(d)	The Surety Company shall have at least twice the minimum surplus and capital required by the Florida Insurance Code at the time the invitation to Proposal is issued.

(e)	The Surety Company shall have at least the ratings of A-/Class V in the latest issue of Best’s Key Rating Guide.

(f)	The Surety Company shall not expose itself to any loss on any one risk in an amount exceeding ten (10) percent of its surplus to policyholders, provided:
     22.3. Any risk or portion of any risk being reinsured shall be deducted in determining the limitation of the risk as prescribed in this section. These minimum requirements shall apply to the reinsuring carrier providing authorization or approval by the State of Florida, Department of Insurance to do business in this state have been met.
     22.4. In the case of the surety insurance company, in addition to the deduction for reinsurance, the amount assumed by any co-surety, the value of any security deposited, pledged or held subject to the consent of the surety and for the protection of the surety shall be deducted.
23. Required Types and Amounts of Insurance Coverage
     23.1 Developer shall cause the Contractor to procure and maintain during the term of this Amendment the types of insurance in the minimum amounts as follows:
(a)	General liability, including contractual liability insurance covering the indemnification provision of this Amendment in the minimum amount of $5,000,000 per accident, $10,000,000 annual aggregate, to protect the CRA from contingent liability from claims for damages for personal injury as well as from claims of property damages which may arise from any Work under this Amendment, whether such operations be by the Developer , its general Contractor or by anyone directly or indirectly employed by them, including Contractor’s Protective coverage for any Developer and sub-Developer operations.;

(b)	Comprehensive automobile liability insurance in the minimum amount of $1,000,000 per occurrence, $3,000,000 annual aggregate, for bodily injury and property damage liability to protect the Developer from claims for personal injury, as well as from claims for property damage, which may arise from the ownership, use, or maintenance of owned and non-owned automobiles, including rented automobiles whether such operations are by the Developer or by anyone directly or indirectly employed by the Developer; and

(c)	Adequate Worker’s Compensation Insurance and Employer’s Liability Insurance in at least such amounts as are required by law for all its employees per Florida Statute 440.02.
     23.2 The Certificate of Insurance and policy endorsements or riders shall name the CRA and City of West Palm Beach as “Additional Insured” with respect to all Liability coverages. Developer shall provide evidence of continued coverage in the event of renewal or policy termination.
     23.3 These insurance requirements shall not in any manner limit or qualify the liabilities and obligations assumed by Developer under the Agreement.
     23.4 The Developer shall be entirely responsible for securing Certificates of Insurance coverage as set forth above from all subcontractors who are engaged for the Work.
     23.5 Certificates of Insurance shall be provided to the CRA prior to execution of this Agreement, shall provide that no material alteration or cancellation, including expiration and non-renewal, shall be effective until receipt of the statutory written notice by the CRA.
     23.6 Anything to the contrary notwithstanding, the liabilities of the Developer under this Agreement shall survive and not be terminated, reduced or otherwise limited by any expiration or termination of insurance coverages.
24. CRA as Additional Insured. All insurance, other than Professional Liability and Worker’s Compensation, to be maintained by the Developer, shall specifically name and include the CRA and City of West Palm Beach as an “Additional Insureds”. Designation of “Additional Insureds” shall be done by the issuance of a rider or endorsement by the insurer, as opposed to only the issuance of a Certificate of Insurance from the Developer’s insurance agent. The CRA shall be exempt from, and in no way liable for, any sums of money which may represent a deductible in any insurance policy. The payment of such deductible shall be the responsibility solely of the Developer providing such insurance.
25. Indemnification. To the fullest extent permitted by law, the Developer shall indemnify and hold harmless the CRA and its officers and employees from all liabilities, damages, losses and costs, including but not limited to reasonable attorneys’ fees, to the extent caused by the negligence, recklessness or intentional wrongful conduct of the Developer and any other persons directly or indirectly employed or utilized by the Developer in the performance of this Contract, or while in or about the Project site or premises, or arising from liens or claims for services rendered for labor or materials furnished in or for the performance of this Contract. This indemnification agreement is separate and apart from, and in no way limited by, any insurance provided pursuant to this Amendment or otherwise. This clause shall survive the expiration or termination of this Amendment.
26. Public Entity Crime. Neither the Developer nor any officer, director, partner, shareholder, employee, member or agent, who is active in the management of Contractor, or any affiliate or subsidiary of Developer has been convicted of a public entity crime or action regarding antitrust, fraud, theft, bribery, collusion, racketeering, conspiracy or material misrepresentation with respect to any bid or contract for goods or services to be provided to any public entity, or has been listed on the state Convicted Vendor List, within thirty-six months prior to the date of this Amendment.
27. Effect of Amendment. Except to the extent the Agreement is modified by this Amendment, the terms and provisions of the Agreement shall remain unmodified and in full force and effect. The terms and conditions of the Agreement, as amended by Amendment No. 1, are incorporated into this Amendment, and vice versa, so that this Amendment No. 2, the Agreement and Amendment No. 1 shall be deemed to be one instrument; provided that and notwithstanding anything to the contrary to the extent the Agreement and amendments or modifications contained in this Amendment conflict with the provision of the Agreement, the terms and provisions of this Amendment shall govern and prevail.
28. Assignment. The CRA consents to the assignment of all rights and obligations under this Amendment to Republic-WPB LLC.

     IN WITNESS WHEREOF, the parties hereto have made and executed this Amendment No. 2 by their duly authorized representatives as of the day and year indicated below.

ATTEST:		WEST PALM BEACH COMMUNITY
REDEVELOPMENT AGENCY

By:	/s/ [ILLEGIBLE]	By:	/s/ Lois J. Frankel
Secretary			Lois J. Frankel, Chair

		Date:	March 23, 2006

CRA COUNSEL
Approved as to form and
legal sufficiency
By: [ILLEGIBLE]
Date: 3-28-06

DEVELOPER
REPUBLIC - WPB LLC

		By:	/s/ Steven A. Grigg Steven A. Grigg, President

Date: 3/29/06

Demolition / Site Enclosure Package

Catafumo Construction, Ltd.	$802,711
Architectural & Engineering	$35,000
Miscellaneous Expenses	$20,000

Sub-Total	$857,711
Contingency	$51,463	6%

Sub-Total	$909,174
GMP Developer	$36,367	4%

Total	$945,541
Notes:
o	Proposal is based on Catalfumo summary dated 2/24/06. Utility disconnect, water connections and meter, and similar items by City of West Palm Beach or others.

o	Miscellaneous includes printing, travel, on-site supervision.

o	Excludes FPL charges for utility relocation, temporary or permanent changes, etc.

o	Assumes no taxes, impact or permit fees other than those assumed within Catafumo subcontracts.

o	Assumes that this work will be followed-on by GMP contract; and, no continuing maintenance of fencing, site, supervision etc. is included herein. That work will continue as part of the general GMP work.

o	With the exception of the GMP Developer fee, all other costs are to be treated as an aggregated GMP for this work.
Republic Property Trust

Demolition Proposal

City Center Project

City of West Palm Beach, Florida

February 21, 2006

CATALFUMO

QUALITY FROM THE GROUND UP

Construction. Ltd.	construction • development • management
March 1, 2006
Mr. Steven Grigg, President
Republic Properties Corporation
1280 Maryland Avenue SW
Suite 280
Washington, DC 20024

RE:	City Center — West Palm Beach — Demolition
TRANSMITTAL OF DOCUMENTS
Dear Mr. Grigg:
Catalfumo Construction, Ltd. is pleased to transmit ten additional copies of our Demolition Proposal.
You will note that there is an additional tab, as the Asbestos Report prepared by OHC Environmental Engineering dated 11/20/03 has been included for reference. Please refer to the “Special Exemptions” paragraph on Page 6, which states that any asbestos on the roofs is considered to be non-friable, and removal with a wet process (as we had planned) is recommended.
We had not included removal of the two underground storage tanks in the demolition process, as there has been no investigation into their sizes or contents. Once the demolition of buildings and asphalt has been done, however, the tanks can be located, carefully uncovered, tested and sampled, and at that time the emptying/removal process can be evaluated and priced.
Please do not hesitate to call if you have any questions or concerns; we are very much looking forward to getting started. Thank you for your consideration in this matter.
Sincerely,
Daniel S. Catalfumo
President
4300 Catalfumo Way • Palm Beach Gardens, Florida 33410 • (561) 694-3000 • Fax (561) 691-5280 • www.catalfumo.com • CGC 054381

PROJECT: CITY CENTER — DEMO PACKAGE

DESCRIPTION	AMOUNT
PERMIT FEES, IMPACT FEES & INSPECTION SERVICES	BY CWPB
GENERAL CONDITIONS/REQUIREMENTS (see estimate detail)	$142,360
DEMOLITION PACKAGE	$495,400
ALLOWANCE FOR ASBESTOS ABATEMENT	$10,000
ALLOWANCE FOR PROTECTING EXISTING TREES	$12,000
RELOCATION AND/OR DISCONNECT OF CITY-OWNED SERVICES	BY CWPB
ALLOWANCE FOR CAPPING EXISTING DOMESTIC/SANITARY SERVICES	$5,000
ALLOWANCE FOR RECOVERING REFRIGERANT	$10,000
DISCONNECT EXISTING SERVICES / FEEDS	BY CWPB
RELOCATION AND/OR DISCONNECT OF FPL SERVICES	By FPL

SUB-TOTAL TRADE COST WITH BOND	$674,760
ROAD CLEANING	$6,000

TEMPORARY WATER FOR DEMOLITION	BY CWPB

TEMPORARY ELECTRIC FOR DEMOLITION	$4,500
VIDEO TAPING OF ADJACENT BUILDINGS BEFORE DEMO, AND MONITOR
DURING DEMOLITION	BY CWPB

BUILDER’S RISK INSURANCE	N/A

BUILDER’S RISK INSURANCE DEDUCTABLES	N/A

CM’S PAYMENT & PERFORMANCE BONDS	$10,463

GENERAL LIABILITY/ CASUALTY INSURANCE	$3,530

PROJECT CONTINGENCY @ 5%	$34,963

SUB-TOTAL “DEMO WORK”	$734,216

PRE-PHASE “I” CONSTRUCTION

TEMPORARY CONSTRUCTION FENCING (during the entire project)	$25,000
FENCE MAINTENANCE	$6,000

CM’S FEE @ 4.9%	$37,496

TOTAL PROPOSAL “DEMO WORK”	$802,711

Quality From The Ground Up

CATALFUMO

Construction · Development · Management · Financial ·

City Center Project

CITY OF WEST PALM BEACH

GENERAL CONDITIONS SUMMARY

CITY CENTER - City Of West Palm Beach
Section 21, Township 43, Range 43
Palm Beach County, State of Florida
GMP BID DATE: March 10, 2008

Duration: 60 DAYS
[redacted] WKS
2.0 MON
SIZE: 358,000 SF

CODE 01-000	DESCRIPTION	Multi-Factor	QTY	UNIT	LABOR PRICE	MAT'L PRICE	OTHER PRICE	LABOR	MAT'L	OTHER	TOTAL
01-115	NOTICE TO OWNER / NOC	1	0	LS		125.00		-	-	-	-
01-116	LEGAL EXPENSE	1	0	LS		0.00		-	-	-	-
01-320	INTERIOR SUPERINTENDENT	1	0	WKS	1,650.00			-	-	-	-
01-320	SUPERINTENDENT	1	[redacted]	WKS	2,200.00			18,857	-	-	18,857
01-321	ASSISTANT SUPERINTENDENT	1	4	WKS	1,650.00			6,600	-	-	6,600
01-324	SR. PROJECT DIRECTOR	1	2	WKS	2,600.00			5,200	-	-	5,200
01-325	PROJECT MANAGER	1	[redacted]	WKS	1,980.00			17,820	-	-	17,820
01-325	ESTIMATOR	1	[redacted]	WKS	2,145.00			-	-	-	-
01-325	SENIOR ESTIMATOR	1	[redacted]	WKS	2,316.00			11,204	-	-	11,297
01-330	ADMINISTRATIVE ASSISTANT	1	[redacted]	WKS	935.00			-	-	-	-
	ESTIM ASSIST/CONTRACT ADMIN	1	[redacted]	WKS	935.00			4,575	-	-	4,575
01-331	PROJECT ACCOUNTANT	1	1	WKS	1,100.00			1,100	-	-	1,100
01-335	LAYOUT	2	2	WKS	1,320.00			5,280	-	-	5,280
01-328	PROJECT SCHEDULER	1	1	WKS	1,320.00			1,320	-	-	1,320
01-396	SAFETY OFFICER	1	3	WKS	1,650.00			4,950	-	-	4,950
01-340	DAILY CLEANUP (FULL TIME - 40 HRS)	1	0	WKS	572.00			-	-	-	-
01-350	FENCING	1	0	LS		0.00	0.00	-	-	-	-
01-402	PLANS / BLUEPRINTING - PROJECT COSTS	1	0	LS		500.00		-	-	-	-
01-402	PLANS / BLUEPRINTING - ESTIMATING	1	0	LS		500.00		-	125	-	125
01-403	JOBSITE PHOTOGRAPHS	1	[redacted]	MO		250.00		-	495	-	495
01-403	AERIAL PHOTOS	1	[redacted]	MO			175.00	-	-	346	346
01-410	SPECIAL INSPECTOR (BY OWNER?)	1	0	MO			7,869.00	-	-	-	-
01-440	TEMPORARY JOB SIGNAGE	1	4	EA	200.00	300.00		800	1,200	-	2,000
01-450	CONCRETE TESTING (SEE SEPARATE LINE)	1	0	LS			0.00	-	-	-	-
01-451	SOIL TESTING (SEE SEPARATE LINE)	1	0	LS			0.00	-	-	-	-
01-501	TEMP ELECTRIC - INITIAL DROP	1	0	LS		1,500.00		-	-	-	-
01-501	- MONTHLY	1	[redacted]	MO		500.00		-	-	-	-
01-501	- FINAL MONTH(S)	1	0	MO		750.00		-	-	-	-
	- ELECTRIC FOR TRAILER	1	0	MO		150.00	0.00	-	-	-	-
01-502	TEMP WATER	1	[redacted]	MO		150.00		-	-	-	-
	- SETUP	1	[redacted]	LS		550.00		-	-	-	-
01-503	TELEPHONE HOOK-UP COSTS	1	0	LS		1,500.00		-	-	-	-
01-503	- BASE MONTHLY CHARGE (# OF LINES)	1	[redacted]	MO		65.00		-	129	-	129
01-503	- INTERNET ACCESS (DSL)	1	0	EA		160.00		-	-	-	-
01-505	- PURCHASE OF WEBCAM & INSTALL	1	0	LS		0.00		-	-	-	-
01-505	- PURCHASE OF PHONE SYSTEM	1	[redacted]	LS		5,000.00			-		
01-503	- VOICE & DATA SYSTEM (T1)	1	[redacted]	MO		800.00					
01-504	CELLULAR TELEPHONES	1	[redacted]	MO		190.00		-	715	-	715
01-510	ICE / CUPS / BOTTLED WATER/COFFEE	1	[redacted]	MO		100.00		-	198	-	198
01-529	OFFICE SUPPLIES (SEE SPREADSHEET TO RIGHT)	1	1	LS		1,148.83		-	1,149	-	1,149
01-540	SITE SECURITY	1	0	HR		0.00	12.00	-	-	-	-
01-571	DUMPSTER - HAUL / DUMP (LOADS)	1	[redacted]	LD		400.00		-	-	-	-
01-572	TRASH CHUTE (RENTAL/PURCHASE)	1	0	MO		0.00		-	-	-	-
01-572	TRASH CHUTE (INSTALLATION/REMOVAL)	1	0	EA		0.00		-	-	-	-
01-590	OFFICE TRAILER - RENT (SELECT TYPE AT RIGHT)	1	[redacted]	MO		200.00		-	396	-	396
01-590	- SET UP	1	1	EA			1,900.00	-	-	1,900	1,900
	- BURGLAR ALARM	1	2	MO		40.00		-	79	-	79
01-591	STORAGE TRAILERS	1	0	MO		200.00		-	-	-	-
01-591	MOBILE MINIS	1	0	MO		0.00		-	-	-	-
01-591	P.O.D.S.	1	0	MO		0.00		-	-	-	-
01-592	TEMP TOILET - (SELECT # OF UNITS)	1	[redacted]	MO		95.00		-	376	-	376
01-592	TEMP TOILET TANK FOR TRAILER	1	[redacted]	MO		250.00		-	-	-	-
01-592	SEWER CONNECTION FOR TRAILER	1	1	LS			0.00	-	-	-	-
01-593	OSHA (SEE SPREADSHEET AT RIGHT)	1	1	LS		1,600.00		-	1,600	-	1,600
01-596	TEMPORARY SITE FENCING	1	0	LF			8.86	-	-	-	-
	TEMPORARY SITE FENCING - GATES	1	0	EA			0.00	-	-	-	-
01-596	SILT FENCE (INCLUDES MAINTENANCE)	1	0	LF			1.85	-	-	-	-
01-600	RENTAL EQUIPMENT	1	[redacted]	MO		250.00		-	495	-	495
	LULL RENTAL	1	[redacted]	MO		1,400.00		-	-	-	-
01-630	SMALL TOOLS / EQUIP REPAIR	1	[redacted]	MO		100.00		-	198	-	198
01-541	SAFETY - INSPECTIONS PROGRAM	1	0	LS		0.00		-	-	-	-
01-541	SAFETY - RAILINGS MATERIAL	1	0	LF		1.50		-	-	-	-
01-541	SAFETY - RAILINGS LABOR	1	0	MH			15.00	-	-	-	-
01-603	CONSTRUCTION HOIST - RENTAL	1	0	MO		0.00		-	-	-	-
01-603	CONSTRUCTION HOIST - SETUP & REMOVAL	1	0	MO		0.00		-	-	-	-
01-603	CONSTRUCTION HOIST - GATES & LANDINGS	1	0	MO		0.00		-	-	-	-
01-603	CRANE - RENTAL WITH OPERATOR	1	0	MO		0.00		-	-	-	-
01-603	CRANE - DELIVERY/PICKUP	1	0	LS		0.00		-	-	-	-
01-603	CRANE - SUPPORT STRUCTURE/PILINGS	1	0	LS		0.00		-	-	-	-
01-603	CRANE - POWER USEAGE	1	0	MO		0.00		-	-	-	-
01-650	ROAD CLEANING	1	0	SF		0.00	0.35	-	-	-	-
01-650	WINDOW CLEANING (multi-story)	1	0	SF			0.30	-	-	-	-
01-675	PUNCH LIST (hourly)	1	0	HR		2.00	35.00	-	-	-	-
	PARKING	1	1	LS		0.00	400.00	-	-	400	400
	CLOSEOUT	1	0	LS	1,500.00			-			
01-695	VEHICLE EXPENSE	1	[redacted]	HR		6.00		-	9,143	-	9,143
	PS CONTINGENCY	1	0	LS				-	-		-
	LABOR BURDEN	56.5%						45,517			45,517
	TOTAL GENERAL CONDITIONS							123,323	18,298	2,646	142,960

Quality From The Ground Up

GENERAL CONDITIONS SUMMARY

QUALIFICATIONS AND CLARIFICATIONS
The following items are included in our pricing as qualified below:
•	All pricing included shall be held for an April 1, 2006 start of demolition. Any price increases for labor, materials, equipment, or changes to the Building Code after this period shall be addressed based upon the date of actual start of work.

•	Existing trees shall be protected and not relocated.

•	Temporary water shall be serviced from an existing meter provided by the City.

•	Construction fence shall be placed for demolition phase and used throughout the course of the project.

•	Asbestos abatement and light bulb removal shall be by the Demolition contractor.

•	Total scope of work for the demolition contractor is noted in the attached Bid Comparison Sheet.
ALLOWANCES: (note — allowances include all labor, installation, permits, materials, shipping, delivery, uncrating, handling, hoisting, stocking, cleanup and removal of debris from the site):
•	Tree protection, $12,000.00.

•	Capping of existing domestic water and sanitary services, $5,000.00.

•	Refrigerant recovery, $10,000.00.

•	Asbestos Abatement, $10,000.00.

Quality From The Ground Up

The following items are specifically excluded from our base proposal:
•	Governmental fees, demolition permit fees, building permit fees, utility fees, impact fees.

•	Temporary water for demolition to be provided by the City of West Palm Beach.

•	Water meters, irrigation meters, or taps.

•	FPL Transformer or transformer pad; primary feeders to transformer.

•	Disconnection of existing electrical service and feeds, telephone wiring, CATV, etc.

•	Engineering investigation of existing utilities.

•	Governmental requirements that change the scope of work.

•	Soil Borings and related subsurface engineering.

•	Initial boundary survey, digitally updated, with two (2) benchmarks.

•	Threshold inspector; special inspector.

•	Demucking, soll stabilization, over-excavation, pressure grouting.

•	Remediation for any existing condition not visible for inspection; costs resulting from unknown subsurface conditions.

•	Environmental testing or any environmental conditions or hazardous waste that may be uncovered during the course of construction that is not included in the asbestos report.

•	Removal and disposal of hazardous waste not included in the asbestos report.

•	Removal of pilings or pile caps, which shall be completed in pre-construction Phase I.

•	Private security for the site.

•	Videotaping of adjacent buildings before demolition; monitoring during demolition.

•	Any labor, material, connection, unloading or debris removal for any item marked “N.I.C”, “By Owner” or “By Others”.

•	Builder’s Risk Insurance and any deductible amount.

•	Utility disconnect, caping, and/or any excavation to be provided by the City of West Palm Beach.

•	Tanks must be located, sized, tested for contents and evaluated prior to determining the removal process.

3/1/2006

Quality From The Ground Up

BID COMPARISON FORM
CITY CENTER- City Of West Palm Beach